                               DRUG EMPORIUM, INC.

                                RIGHTS AGREEMENT


                            Dated as of July 1, 1988

                    Amended and Restated as of June 30, 1998



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                               DRUG EMPORIUM, INC.
                                RIGHTS AGREEMENT

                                TABLE OF CONTENTS
                                -----------------

                                                                                                                Page
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
1.       CERTAIN DEFINITIONS......................................................................................1

2.       APPOINTMENT OF RIGHTS AGENT..............................................................................4

3.       ISSUE OF RIGHT CERTIFICATES..............................................................................4

4.       FORM OF RIGHT CERTIFICATES...............................................................................6

5.       COUNTERSIGNATURE AND REGISTRATION........................................................................6

6.       TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES; MUTILATED, DESTROYED, LOST
         OR STOLEN RIGHT CERTIFICATES.............................................................................7

7.       EXERCISE OF RIGHTS; EXPIRATION DATE OF RIGHTS AND EXTENSION; PURCHASE PRICE..............................8

8.       CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES......................................................10

9.       RESERVATION AND AVAILABILITY OF PREFERRED SHARES........................................................10

10.      PREFERRED SHARES RECORD DATE............................................................................11

11.      ADJUSTMENT OF PURCHASE PRICE, NUMBER OF SHARES OR NUMBER OF RIGHTS......................................12

12.      CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES..............................................19

13.      CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER....................................19

14.      FRACTIONAL RIGHTS AND FRACTIONAL SHARES.................................................................21

15.      RIGHTS OF ACTION........................................................................................23

16.      AGREEMENT OF RIGHT HOLDERS..............................................................................23

17.      RIGHT CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER.......................................................24

18.      CONCERNING THE RIGHTS AGENT.............................................................................24

19.      MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT...............................................25

20.      DUTIES OF RIGHTS AGENT..................................................................................25

21.      CHANGE OF RIGHTS AGENT..................................................................................27

22.      ISSUANCE OF NEW RIGHT CERTIFICATES......................................................................28



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
23.      REDEMPTION..............................................................................................28

24.      EXCHANGE................................................................................................29

25.      NOTICE OF CERTAIN EVENTS................................................................................30

26.      NOTICES.................................................................................................31

27.      SUPPLEMENTS AND AMENDMENTS..............................................................................32

28.      SUCCESSORS..............................................................................................33

29.      DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS....................................................33

30.      BENEFITS OF THIS AGREEMENT..............................................................................33

31.      SEVERABILITY............................................................................................33

32.      GOVERNING LAW...........................................................................................34

33.      COUNTERPARTS............................................................................................34

34.      DESCRIPTIVE HEADINGS....................................................................................34



Exhibit A       Restated Certificate of Incorporation

Exhibit B       Form of Right Certificate

Exhibit C       Form of Summary of Rights

                                RIGHTS AGREEMENT


         Rights Agreement, dated as of July 1, 1988, amended and restated as of June 30, 1998 (this "Agreement"), between Drug Emporium, Inc., a Delaware corporation (the "Company"), and The Huntington National Bank, a national banking association organized under the laws of the United States (the "Rights Agent").

                              W I T N E S S E T H :
                              ---------------------

         The Board of Directors of the Company (the "Board") has authorized and declared a dividend of one preferred share purchase right (a "Right") for each Common Share (as hereinafter defined) of the Company outstanding on July 1, 1988 (the "Record Date"), and further authorized the issuance of one Right for each Common Share of the Company issued between the Record Date and the earlier of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined) and further each Right initially representing the right to purchase one one-hundredth of a share of Series A Preferred Stock, $1 par value, of the Company having the rights and preferences set forth in the Restated Certificate of Incorporation attached hereto as Exhibit A, upon the terms and subject to the conditions herein set forth.

         On June 24, 1998, the Board determined it desirable and in the best interests of the Company and its stockholders for the Company to extend the benefits afforded by this Agreement and to supplement and amend certain provisions of this Agreement and to implement such supplements and amendments by executing this Agreement as amended and restated.

         Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:



1.       CERTAIN DEFINITIONS

         For purposes of this Agreement, the following terms have the meanings indicated:

(a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, alone or together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall become the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the Common Shares then outstanding, but shall not include (i) the Company, (ii) any wholly-owned Subsidiary (as such term is hereinafter defined) of the Company, (iii) any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan (e.g. trustee or plan fiduciary), or (iv) any Person who or which together with all Affiliates and Associates of such Person becomes the Beneficial Owner of 15% or more of the then outstanding Common Shares as a result of the acquisition of Common Shares directly from the Company (provided, however, that if, after such acquisition, such Person, or an Affiliate or Associate of such Person, becomes the Beneficial Owner of any additional Common Shares in an acquisition not made directly from the Company, then such Person shall be deemed an Acquiring Person). Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of Common Shares outstanding, increases the proportionate number of Common Shares owned by such Person to 15% or more of the Common Shares then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding by reason of the share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of additional Common Shares representing at least 1% or more of the Common Shares outstanding, then such Person shall be deemed to be an "Acquiring Person". Notwithstanding the foregoing, if
         (i) such Person, or an Affiliate or Associate of such Person inadvertently becomes the Beneficial Owner of 15% or more of the outstanding Common Shares, (ii) within eight (8) Business Days thereafter such Person notifies the Board that such Person did so inadvertently, and (iii) within two (2) Business Days after such notification, such Person is the Beneficial Owner of less than 15% of the outstanding Common Shares, then such Person shall not be deemed to be an "Acquiring Person" for any purpose of this Agreement.

(b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as of the date hereof.

(c) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

         (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly, as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act as of the date hereof.

         (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time or upon satisfaction of conditions) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

         (iii) which are beneficially owned, directly or indirectly, by any other Person or any Affiliate or Associate of such Person with which such Person or any Affiliate or Associate of such Person has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(c)(ii)(B)) hereof or disposing of any securities of the Company.

                  Notwithstanding anything in this definition of "Beneficial Owner" to the contrary, the phrase "then outstanding", when used with reference to a Person's beneficial ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

(d) "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the Columbus, Ohio are authorized or obligated by law or executive order to close.

(e) "Close of Business" on any given date shall mean 5:00 P.M., Columbus, Ohio time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Columbus, Ohio time, on the next succeeding Business Day.

(f) "Common Shares" when used with reference to the Company shall mean shares of Common Stock, $.10 par value, of the Company and any other class or classes or series of common stock of the Company resulting from any subdivision, combination, recapitalization or reclassification of shares of such common stock. "Common Shares" when used with reference to any Person other than the Company shall mean the capital stock (or voting equity interests, or in certain circumstances, cash, property or other interests) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately controls such first-mentioned Person.

(g) "Person" shall mean any individual, firm, corporation, partnership, LLC or other entity, and shall include any successor (by merger or otherwise) of such entity.

(h) "Preferred Shares" shall mean the Series A Preferred Stock, $1 par value, of the Company.

(i) "Section 11(a)(ii) Event" shall mean any event described in Section 11(a)(ii) hereof.

(j) "Section 13 Event" shall mean any event described in clauses (x), (y) or (z) of Section 13(a) hereof.

(k) "Shares Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, the filing of a report pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such; provided, that, if such Person is determined not to have become an Acquiring Person pursuant to Section 1(a) hereof, then no Shares Acquisition Date shall be deemed to have occurred.

(l) "Subsidiary" of any Person shall mean any other Person of which a majority of the voting power of the voting equity securities or equity interest is beneficially owned, directly or indirectly, or otherwise controlled by such Person.

(m)      "Triggering Event" shall mean a Section 11(a)(ii) Event or a Section 13
         Event.


2.       APPOINTMENT OF RIGHTS AGENT.

         The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date (as such term is defined in Section 3 hereof) also be the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.



3.       ISSUE OF RIGHT CERTIFICATES

(a) Until the earlier of (i) the Close of Business on the tenth day after the Shares Acquisition Date, or (ii) the Close of Business on the tenth Business Day (or such later date as may be determined by action of the Board prior to such time as any Person becomes an Acquiring Person) after the date a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-2 of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person would be the Beneficial Owner of 15% or more of the Common Shares then outstanding (the earlier of such dates being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates, as defined below) and not by separate Right Certificates, and (y) the Rights (and the right to receive Right Certificates) will be transferable only in connection with the transfer of Common Shares (including a transfer to the Company) as more fully set out below. As soon as practicable after the Distribution Date, the Company will prepare and execute and the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto

         (a "Right Certificate"), evidencing one right for each Common Share so held, subject to amendment as provided herein. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

(b) Until the Distribution Date (or the earlier of the Redemption Date or Final Expiration Date (as such terms are defined in Section 7 hereof)), the surrender for transfer of any certificate for Common Shares shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

(c) Certificates for Common Shares which become outstanding (including without limitation, reacquired Common Shares referred to in the last sentence of this paragraph (c)) after the Record Date, but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date, shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

                  This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement, as it may from time to time be supplemented or amended, between Drug Emporium, Inc. and The Huntington National Bank (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Drug Emporium, Inc. Under certain circumstances, as set forth in the Rights Agreement, such rights may be redeemed or exchanged, may expire, or may be evidenced by separate certificates and no longer be evidenced by this certificate. Drug Emporium, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to, or held by any person who becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and any subsequent holder of such Rights may become null and void.

         With respect to such certificates representing Common Shares (whether or not such certificates contain the foregoing legend), until the earlier of the Distribution Date, the Redemption Date or the Final Expiration Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the earlier of the Distribution Date, the Redemption Date or the Final Expiration Date, any Rights associated with such Common Shares shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.

4.       FORM OF RIGHT CERTIFICATES

(a) The Right Certificates (and the forms of election to purchase Preferred Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. The Right Certificate shall be in machine printable form and in a format reasonably satisfactory to the Rights Agent. Subject to the provisions of Sections 11 and 22 hereof, the Right Certificates, whenever issued, shall entitle the holders thereof to purchase such number of Preferred Shares as shall be set forth therein at the price per one one-hundredth of a Preferred Share set forth therein (the "Purchase Price"), but the amount and type of such Preferred Shares and the Purchase Price shall be subject to adjustment as provided herein.

(b) Any Right Certificate issued pursuant to Sections 3(a), 11(i) or 22 hereof that represents Rights which are null and void pursuant to
         Section 11(a)(ii) hereof, and any Right Certificate issued pursuant to Sections 6, 11 or 22 hereof upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

                  "The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Right Certificate and the Rights represented hereby are null and void."

         Notwithstanding the above provision, failure to place such legend on any Right Certificate representing Rights which are otherwise null and void pursuant to the terms of this Agreement, shall not affect the null and void status of such Rights.



5.       COUNTERSIGNATURE AND REGISTRATION

(a) The Right Certificates shall be executed on behalf of the Company by its President or any Vice President, and by the Secretary or the Treasurer of the Company, either manually or by facsimile signature, and have affixed thereto the Company's seal or a facsimile thereof. The Right Certificates shall be manually countersigned by an authorized signatory of the Rights Agent but it shall not be necessary for the same signatory to countersign all of the Right Certificates issued hereunder. The Right Certificates shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before counter-signature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company, and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

(b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal offices or offices designated as the appropriate place for surrender of such Right Certificate, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.


6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES

(a) Subject to the provisions of Sections 4(b), 7(f) and 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Final Expiration Date (as such terms are defined in Section 7 hereof), any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have been exchanged pursuant to
         Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of Preferred Shares as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent designated for such purpose. Thereupon the Rights Agent shall, subject to Sections 4(b), 7(f), 14, and 24 hereof, countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment by holders of Rights of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

(b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Rights Agent's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

7.       EXERCISE OF RIGHTS; EXPIRATION DATE OF RIGHTS AND EXTENSION; PURCHASE
         PRICE

(a) Subject to Section 7(f) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein, including, without limitation, the restrictions on exercisability set forth in Sections 9(d), 11(a)(iii) and 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent designated for such purpose, together with payment of the Purchase Price (rounded to the nearest cent) provided for in paragraph (c) below, for each one one-hundredth of a Preferred Share as to which the Rights are exercised, at or prior to the Close of Business on the earlier of (i) July 1, 2008 (the "Final Expiration Date"), (ii) the date on which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date"), or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.

(b) So long as the Rights have not been redeemed pursuant to Section 23 hereof, the Company may, in its sole discretion, determine to extend the Rights for successive periods not to exceed ten years in duration, by giving notice of such extension to the Rights Agent, such notice to be given at least 10 and not more than 30 days before the Final Expiration Date.

(c) The Purchase Price for each one one-hundredth of a Preferred Share pursuant to the exercise of a Right shall initially be $15, shall be subject to adjustment from time to time as provided in Sections 11 and 13(a) hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (d) below.

(d) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the Preferred Shares (or, following a Triggering Event, other securities, cash or other assets, as the case may be) to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9(e) hereof in cash, or by certified check or cashier's check payable to the order of the Company, the Rights Agent shall, subject to Section 20(k) hereof, thereupon (i) promptly (A) requisition from any transfer agent of the Preferred Shares certificates for the number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of Preferred Shares issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and (iv) when appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) shall be made in cash, or by certified check or cashier's check payable to the order of the Company. In the event that the Company is obligated to issue other securities (including Common Shares) of the Company, pay cash and/or distribute other property pursuant to Section 11(a)(iii) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate. The Company reserves the right to require, prior to the occurrence of a Triggering Event, that upon any exercise of Rights, a number of Rights be exercised so that only whole Preferred Shares would be issued.

(e) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

(f) Notwithstanding anything to the contrary in this Agreement, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) any Acquiring Person (or any Associate or Affiliate of an Acquiring Person), (ii) a transferee of an Acquiring Person (or any Associate or Affiliate of an Acquiring Person) which becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or any Associate or Affiliate of an Acquiring Person) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any Associate or Affiliate of such Acquiring Person) to holders of equity interests in such Acquiring Person (or of any such Associate or Affiliate) or to any Person with whom the Acquiring Person (or of any such Associate or Affiliate) has any agreement, arrangement or understanding regarding the transferred Rights, or (B) a transfer that the Board has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(f), shall be null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(f) and of Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights or any other Person as a result of its failure to make any determination under this Section 7(f) or under
         Section 4(b) hereof with respect to any Acquiring Person or an Associate or Affiliate of an Acquiring Person or their transferees.

(g) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported transfer or exercise unless such registered holder shall have
         (i) completed and signed the certificate following the form of assignment or election to purchase set forth on the reverse side of the Right Certificate surrendered for such assignment or exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner of the Rights represented by such Right Certificate) or Affiliates or Associates thereof as the Company shall reasonably request.



8.       CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES

         All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.



9.       RESERVATION AND AVAILABILITY OF PREFERRED SHARES

(a) Subject to the Company's rights under Section 11(a)(iii) hereof to otherwise fulfill its obligations hereunder, the Company shall cause to be reserved and kept available out of its authorized and unissued Preferred Shares, and following the occurrence of a Triggering Event out of its authorized and unissued Common Shares and/or other securities, or out of its authorized and issued shares held in its treasury, the number of Preferred Shares, and following the occurrence of a Triggering Event, Common Shares and/or other securities that, as provided in this Agreement, will be sufficient to permit the exercise in full of all outstanding Rights; provided, however, that such action need not be taken with respect to Preferred Shares, Common Shares and/or other securities issuable upon exercise of the Rights until the occurrence of a Triggering Event.

(b) So long as the Preferred Shares issuable upon the exercise of Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise provided; however, that the Company shall have no obligation hereunder to list the Preferred Shares on any national securities exchange.

(c) The Company shall take all such action as may be necessary to ensure that all Preferred Shares, and following the occurrence of a Triggering Event, all Common Shares, and/or other securities that may be delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

(d) The Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Triggering Event in which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Sections 11(a)(ii) hereof (or Sections 11(a)(iii) and 13 hereof), or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act of 1933, as amended ("Securities Act"), with respect to the other securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, or (B) the Final Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or any applicable "blue sky" laws of the various states and other jurisdictions in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this paragraph, the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective and to take such actions under such other securities or blue sky laws and permit them to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained or the exercise thereof shall not be permitted under applicable law or a registration statement shall not have been declared effective.

(e) The Company shall pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares (or Common Shares and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates for the Preferred Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates for Preferred Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.



10.      PREFERRED SHARES RECORD DATE

         Each person in whose name any certificate for Preferred Shares (or Common Shares and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares (or Common Shares and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Right certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Shares (or Common Shares and/or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such securities on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares (or Common Shares and/or other securities, as the case may be) transfer books of the Company are open in addition to the date of issue. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of securities for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.



11.      ADJUSTMENT OF PURCHASE PRICE, NUMBER OF SHARES OR NUMBER OF RIGHTS

         The Purchase Price, the number and kind of Preferred Shares or shares of capital stock covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)      (i) In the event the Company shall at any time after the Record Date
         (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) or Section 7(f) hereof, the Purchase Price in effect for the Rights at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of Preferred Shares or shares of capital stock issuable on such date upon exercise of the Right, shall be proportionately adjusted so that the holder of any Right exercised after such time shall, upon payment of the Purchase Price then in effect, be entitled to receive the aggregate number and kind of Preferred Shares or shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Company were open, such Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one (1) such Right be less than the per share par value of the shares of capital stock issuable upon the exercise of such Right. If an event occurs which would require an adjustment under both Sections 11(a)(i) and 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

(ii) Subject to the provisions of Section 24 hereof, in the event any Person becomes an Acquiring Person at any time after the Record Date then, promptly following the occurrence of such event, proper provision shall be made so that each holder of a Right (other than as provided below or in Section 7(f) hereof) shall thereafter have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one-hundredths of a Preferred Share for which a Right is then exercisable in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable and (y) dividing that product by 50% of the then current per share market price of the Company's Common Shares (determined pursuant to Section 11(d) hereof) on the Shares Acquisition Date. Notwithstanding the above, if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13 hereof, then only the provisions of Section 13 hereof shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii).

(iii) In the event that the number of Common Shares authorized by the Company's Restated Certificate of Incorporation but not outstanding or reserved for issuance shall not be sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Company shall, to the extent permitted by applicable law, take all such action as may be necessary to authorize additional Common Shares for issuance upon exercise of the Rights including the calling of a meeting of Stockholders; provided, however, if the Company is unable to cause the authorization of additional Common Shares then the Company, to the extent necessary and permitted by applicable law and any agreements or instruments in effect on the date hereof to which it is a party, shall, at its option (A) pay cash equal to twice the applicable Purchase Price (as adjusted pursuant to this Section 11) in lieu of issuing any such Common Shares and requiring payment therefor, (B) issue equity securities having a value equal to the market price of Common Shares which otherwise would have been issuable pursuant to the foregoing subparagraph (ii), which value shall be determined by the Board, whose determination shall be described in a statement filed with the Rights Agent, (C) distribute a combination of Common Shares, cash and/or other equity securities having a value equal to the market price of the shares of the Common Shares which are otherwise issuable pursuant to the foregoing subparagraph (ii), determined in accordance with the preceding clause (B), upon exercise of the related Rights, or
         (D) the Company shall substitute, for each Common Share that would otherwise be issuable upon exercise of a Right, a number of Preferred Shares or fraction thereof such that the current per share market price of one Preferred Share multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such Preferred Shares or fraction thereof.

(b) In case the Company shall fix a record date for the issuance of rights (other than Rights), options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having substantially the same rights, privileges and preferences as the Preferred Shares ("equivalent preferred shares")) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or per equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the current per share market price (as defined in Section 11(d) hereof) of the Preferred Shares on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current per share market price, and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one (1) Right be less than the per share par value of the shares of capital stock of the Company issuable upon exercise of one
         (1) Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Preferred Shares owned by or held for the account of the Company or any Subsidiary of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c) In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or cash (other than a regular quarterly cash dividend out of net profits or surplus of the Company), assets (other than a dividend payable in Preferred Shares, but including any dividend payable in shares other than Preferred Shares), or other distribution referred to in Section 11(a) hereof or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current per share market price of the Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such current per share market price of the Preferred Shares; provided, however, that in no event shall the consideration to be paid upon the exercise of one (1) Right be less than the per share par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(d) (i) For the purpose of any computation hereunder, the "current per share market price" of the Common Shares on any date shall be deemed to be the average of the daily closing prices per share of such Common Shares for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Common Shares is determined during a period following the announcement by the issuer of such Common Shares of a dividend or distribution on such Common Shares payable in such Common Shares or securities convertible into such Common Shares or any subdivision, combination or reclassification, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current per share market price per Common Share equivalent. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the Nasdaq Stock Market or such other system then in use, or, if on any such date the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Board. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange, a Business Day.

(ii) For the purpose of any computation hereunder, the "current per share market price" of the Preferred Shares shall be determined in the same manner as set forth above for Common Shares in clause (i) of this
         Section 11(d). If the current per share market price of the Preferred Shares cannot be determined in the manner provided above, the "current per share market price" of the Preferred Shares shall be conclusively deemed to be the current per share market price of the Common Shares (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one hundred. If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding upon the Rights Agent and the holders of the Rights.

(e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% of the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a Common Share or other share or one-millionth of a Preferred Share, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment, or (ii) the Final Expiration Date.

(f) If as a result of an adjustment made pursuant to Sections 11(a)(ii) or 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price hereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Sections 11(a), (b), (c),
         (e), (g), (h), (i), (j), (k) and (m) hereof, inclusive, and the provisions of Sections 7, 9, 10, 13, and 14 hereof with respect to the Preferred Shares shall apply on like terms to any such other shares; provided, however, that the Company shall not be liable for its inability to reserve and keep available for issuance upon exercise of the Rights pursuant to Section 11(a)(ii) hereof a number of Common Shares greater than the number then authorized by the Restated Certificate of Incorporation of the Company but not outstanding or reserved for other purposes.

(g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price applicable thereto hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Preferred Shares (or other securities or amount of cash or combination thereof) purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h)      Unless the Company shall have exercised its election as provided in
         Section 11(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c) hereof, each related Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price per one one-hundredth of a Preferred Share, that number of one one-hundredths of a Preferred Share (calculated to the nearest one one-millionth of a Preferred Share) obtained by (i) multiplying (x) the number of one one-hundredths of a Preferred Share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of Preferred Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i) hereof, the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(j) Irrespective of any adjustment or change in the Purchase Price or the number of Preferred Shares issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-hundredth of a Preferred Share and the number of Preferred Shares which were expressed in the initial Right Certificates issued hereunder.

(k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Shares at such adjusted Purchase Price.

(l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the number of Preferred Shares and shares of other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and shares of other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this
         Section 11, as and to the extent that the Board, in its good faith judgment, shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Shares, (ii) issuance wholly for cash of any of Preferred Shares at less than the current per share market price, (iii) issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, (iv) dividends on Preferred Shares payable in Preferred Shares, or (v) issuance of rights, options or warrants referred to hereinabove in paragraph (b) of this Section 11, hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such Stockholders.

(n) Anything in this Agreement to the contrary notwithstanding, in the event that at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares payable in Common Shares, or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then in any such case (i) the number of one one-hundredths of a Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-hundredths of a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately prior to such event and the denominator of which shall be the total number of Common Shares outstanding immediately after such event, and (ii) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

(o) The Company shall not, after the Distribution Date, except as permitted by Sections 23 or 27 hereof, take (or permit any Subsidiary to take) any action the purpose of which is to, or if at the time such action is taken it is reasonably foreseeable that the effect of such action is to, materially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

(p) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a consolidation with a Subsidiary of the Company in a transaction which does not violate the provisions of Section 11(o) hereof), (ii) merge with or into any other Person (other than a merger with a Subsidiary of the Company in a transaction which does not violate the provisions of Section 11(o) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction or a series of related transactions, assets, earning power or cash flow aggregating 50% or more of the assets, earning power or cash flow of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than a sale or transfer to the Company and/or any of its Subsidiaries in one or more transactions each of which does not violate the provisions of Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the Stockholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.



12.      CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES

         Whenever an adjustment is made as provided in Sections 11 or 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment,
(b) promptly file with the Rights Agent and with each transfer agent for the Common Shares and the Preferred Shares a copy of such certificate, and (c) include a brief summary thereof in the next quarterly or current report filed pursuant to the Exchange Act by the Company, and, following the Distribution Date, mail such summary to each holder of a Right Certificate in accordance with
Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.



13.      CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER

(a) In the event, directly or indirectly, at any time after the Shares Acquisition Date (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(n) hereof) and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(n) hereof) shall consolidate with the Company, or merge with or into the Company, and the Company shall be the continuing or surviving corporation of such merger and, in connection with such consolidation or merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets, earning power or cash flow aggregating 50% or more of the assets, earning power or cash flow of the Company and its Subsidiaries (taken as a whole) to any Person or Persons other than the Company or one or more of its wholly-owned Subsidiaries in one or more transactions, each of which does not violate Section 11(o) hereof) (any such event described in clauses (x), (y) or (z) being a Section 13 Event), then, and in each such case (except as provided in Section 13(d) hereof), proper provision shall be made so that: (i) each holder of a Right, other than Rights that heretofore become null and void pursuant to Section 7(f) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of Common Shares of the Principal Party (including the Company as successor thereto or as the surviving corporation) as shall be equal to the result obtained by (x) multiplying the then current Purchase Price (without giving effect to any adjustment to such Purchase Price pursuant to Section 11(a)(ii) hereof) by the number of one one-hundredths of a Preferred Share for which a Right is immediately prior to such Section 13 Event exercisable (without taking into account any adjustment previously made pursuant to Section 11(a)(ii) hereof) and (y) dividing that product by 50% of the current per share market price of the Common Shares of such other Person (determined pursuant to Section 11(d) hereof) on the date of consummation of such Section 13 Event, (ii) Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement, (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event, and (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Shares in accordance with Section 9 hereof) in connection with the consummation of such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its Common Shares thereafter deliverable upon the exercise of the Rights.

(b)      "Principal Party" shall mean:

         (i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a) hereof, the Person that is the issuer of any securities into which Common Shares of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation (including, if applicable, the Company if it is the surviving corporation); and

         (ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a) hereof, the Person that is the party receiving the greatest portion of the assets or earnings power transferred pursuant to such transaction or transactions;

         provided, however, that in any of the foregoing cases (a) if the Common Shares of such Person are not at such time and have not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Shares of which are and have been so registered, "Principal Party" shall refer to such other Person, (b) in case such Person is a Subsidiary, directly or indirectly, of more than one (1) Person, the Common Shares of two (2) or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest aggregate market value, and (c) in case such Person is owned, directly or indirectly, by a joint venture formed by two (2) or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in paragraphs (a) and (b) above shall apply to each of the chains of ownership having an interest in such joint ventures as if such party were a "Subsidiary" of both or all of such joint ventures and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

(c) The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of its authorized Common Shares which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs
         (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger, sale or transfer mentioned in paragraph (a) of this Section 13, the Principal Party at its own expense shall:

         (i) prepare and file a registration statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to
                  (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Final Expiration Date;

         (ii) use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under any applicable blue sky laws of various states and jurisdictions as may be necessary or appropriate; and

         (iii) deliver to holders of the Rights historical financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

(d) The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that the events described in this Section 13 shall occur at any time after the occurrence of the events described in Section 11(a)(ii) hereof, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a) hereof.




14.      FRACTIONAL RIGHTS AND FRACTIONAL SHARES

(a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(f) hereof, or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the Nasdaq Stock Market or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

(b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share) upon exercise of the Rights or exchange of the Rights for Common Shares pursuant to Section 24 hereof or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by the depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one one-hundredth of a Preferred Share or depositary receipts, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-hundredth of a Preferred Share. For purposes of this Section 14(b), the current market value of one one-hundredth of a Preferred Share shall be one one-hundredth of the closing price of a Preferred Share (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

(c) The holder of a Right, by the acceptance of such Right, expressly waives his right to receive any fractional Rights or any fractional shares other than, in the case of Preferred Shares, fractions which are integral multiples of one one-hundredth of a Preferred Share, upon exercise of a Right (except as provided by this Section 14.)

15.      RIGHTS OF ACTION

         All rights of action in respect of this Agreement, excepting the rights of actions given to the Rights Agent under Sections 18 and 20 hereof, are vested in the respective registered holder of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares), and any registered holder of any Right Certificate (or, prior to the Distribution Date, of a certificate representing the Common Shares), without the consent of the Rights Agent or of the registered holder of any other Right Certificate (or, prior to the Distribution Date, the registered holders of the Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate (or prior to the Distribution Date, certificates for Common Shares) in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.



16.      AGREEMENT OF RIGHT HOLDERS

         Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

(b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

(c) subject to Sections 6(a) and 7(f) hereof, the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of 7(f), shall be affected by any notice to the contrary; and

(d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or any other Person or a beneficial interest in a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.



17.      RIGHT CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER

         No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Rights evidenced by either a certificate for Common Shares or by any Right Certificate, as such, any of the rights of a Stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to Stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting Stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such certificate for Common Shares or Right Certificate shall have been exercised in accordance with the provisions hereof.



18.      CONCERNING THE RIGHTS AGENT

(a) The Company shall pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also shall indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises and the indemnity provided for herein shall survive the expiration of the Rights and the termination of this Agreement.

(b) The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the Preferred Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, instruction, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of its counsel as set forth in
         Section 20 hereof.

19.      MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT.

(a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or all or substantially all of the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further action on the part of any of the parties hereto; provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned, and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent, and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

(b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned, and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name, and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.



20.      DUTIES OF RIGHTS AGENT

         The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

(a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person or any Affiliate or Associate thereof and the determination of "current per share market price") be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the President, any Vice President, the Secretary or the Treasurer of the Company and delivered to the Rights Agent, and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own negligence, bad faith or willful misconduct.

(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature on such Right Certificate) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof), nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate, nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 7(f) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 3, 11, 13, 23 or 24 hereof, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required), nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares or Preferred Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Common Shares or Preferred Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

(f) The Company shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g) The Rights Agent is hereby authorized and directed to accept written instructions with respect to the performance of its duties hereunder from any one of the President, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.

(h) The Rights Agent and any Stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

(j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, split up, combination or exchange, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.



21.      CHANGE OF RIGHTS AGENT

         The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares and Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, to each transfer agent of the Common Shares and Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate or, prior to the Distribution Date, the holder of a certificate for Common Shares (who shall, with such notice, submit his Right Certificate or certificate for Common Shares, as the case may be, for inspection by the Company), then any registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States (or of any state of the United States) in good standing, which is authorized under such laws to exercise corporate trust powers or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million, or (b) an Affiliate of a corporation described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed, but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates or if prior to the Distribution Date, the holders of certificates for the Common Shares. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.



22.      ISSUANCE OF NEW RIGHT CERTIFICATES

         Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board to reflect any adjustment or change in the Purchase Price or the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale by the Company of Common Shares following the Distribution Date and prior to the earlier of the Redemption Date and the Final Expiration Date, the Company (a) shall, with respect to Common Shares so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities, notes or debentures issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) the Company shall not be obligated to issue any such Right Certificates if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued, and (ii) no Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.



23.      REDEMPTION

(a) The Board may, at its option, at any time prior to the Close of Business on the tenth Business Day following the Shares Acquisition Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). The redemption of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company's right of redemption hereunder has expired. The Company may, at its option, pay the Redemption Price in cash, Common Shares (based on the "current per share market price," as defined in Section 11(d)(i) hereof, of the Common Shares at the time of redemption) or any other form of consideration, or any combination of any of the foregoing, deemed appropriate by the Board.

(b) Immediately upon the action of the Board ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Promptly after the action of the Board ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than as specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of Common Shares prior to the Distribution Date.

(c) Notwithstanding the provisions of Section 23(a) hereof, in the event that a majority of the Board is elected by Stockholder action by written consent, or is comprised of Persons elected at a meeting of Stockholders who were not nominated by the Board in office immediately prior to such meeting, then (i) for a period of one hundred and eighty
         (180) days following the effectiveness of such election, the Rights shall not be redeemed if such redemption is reasonably likely to have the purpose or effect of allowing any Person to become an Acquiring Person or otherwise facilitating the occurrence of a Triggering Event or a transaction with an Acquiring Person, and (ii) the Rights may not be redeemed following such 180 day period if (x) such redemption is reasonably likely to have the purpose or effect of facilitating a Triggering Event or transaction with an Acquiring Person, and (y) during such 180 day period the Company entered into any agreement, arrangement or understanding with any Acquiring Person which is reasonably likely to have the purpose or effect of facilitating a Triggering Event.


24.      EXCHANGE.

(a) The Board may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(f) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio").

         Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any Person holding Common Shares for or pursuant to the terms of any such plan entered into by the Company to secure benefits payable under any employee benefit plan of the Company or any Subsidiary of the Company), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

(b) Immediately upon the action of the Board ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company shall promptly mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(f) hereof) held by each holder of Rights.

(c) In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such actions as may be necessary to authorize additional Common Shares for issuance upon exchange of the Rights.



25.      NOTICE OF CERTAIN EVENTS.

(a) In case the Company, following the Distribution Date, shall propose (i) to pay any dividend payable in stock of any class or series to the holders of its Preferred Shares or to make any other distribution to the holders of its Preferred Shares (other than a regular quarterly cash dividend out of net profits or surplus of the Company), (ii) to offer to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person (other than the Company and/or any of its Subsidiaries in one or more transactions each of which does not violate Section 11(o) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause
         (i) or (ii) above at least 20 days prior to the record date for determining holders of the Common Shares and/or Preferred Shares for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Preferred Shares, whichever shall be the earlier. The failure to give notice required by this Section 25 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

(b) In case any Section 11(a)(ii) Event shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof.



26.      NOTICES.

         Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

         Drug Emporium, Inc.
         155 Hidden Ravines Drive
         Powell, OH 43065
         Attention: Secretary

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

         The Huntington National Bank
         41 South High Street
         Columbus, OH  43287
         Attention:  Corporate Trust Division

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate (or, if prior to the Distribution Date to the holder of certificates representing Common Shares) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.



27.      SUPPLEMENTS AND AMENDMENTS

         Prior to the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing Common Shares. From and after the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Right Certificates in order (a) to cure any ambiguity, (b) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (c) to shorten or lengthen any time period hereunder or (d) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, however, that this Agreement may not be supplemented or amended to lengthen, pursuant to clause (c) of this sentence, (i) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (ii) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Without limiting the foregoing, the Company may at any time prior to such time as any Person becomes an Acquiring Person amend this Agreement to lower the thresholds set forth in Sections 1(a) and 3(a) hereof from 15% to not less than the greater of (a) any percentage greater than the largest percentage of the then outstanding Common Shares then known by the Company to be beneficially owned by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan) together with all Affiliates or Associates of such Person, or (b) 10%. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment, provided that such supplement or amendment does not adversely affect the rights or obligations of the Rights Agent under Sections 18 or 20 hereof. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Shares. Notwithstanding anything contained in this Agreement to the contrary, in the event that a majority of the Board is comprised of (i) persons elected at a meeting of or by written consent of stockholders and who were not nominated by the Board in office immediately prior to such meeting or action by written consent, and/or (ii) successors of such persons elected to the Board for the purpose of either facilitating a Triggering Event with an Acquiring Person or circumventing directly or indirectly the provisions of this Section 27, then for a period of 180 days following the effectiveness of such action, this Agreement shall not be amended or supplemented in any manner reasonably likely to have the purpose or effect of facilitating a Triggering Event with an Acquiring Person.

28.      SUCCESSORS.

         All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.



29.      DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS.

         The Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board to any liability to the holders of the Rights.



30.      BENEFITS OF THIS AGREEMENT.

         Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares) any legal or equitable right, remedy or claim under this Agreement, but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares).



31.      SEVERABILITY

         If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any respect, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board determines in its good faith judgment that severing the invalid, void or unenforceable language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the Close of Business on the tenth day following the date of such determination by the Board.

32.      GOVERNING LAW.

         This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.



33.      COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.



34.      DESCRIPTIVE HEADINGS.

         Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.


         IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Agreement to be duly executed and attested, all as of the 30th day of June, 1998.


                                                    DRUG EMPORIUM, INC.
Attest:

By:_______________________                          By:_________________________
   Secretary                                           President


                                                    THE HUNTINGTON NATIONAL BANK
Attest:

By:_______________________                          By:_________________________

                                    EXHIBIT A
                                    ---------

                      Restated Certificate of Incorporation